                                                                   EXHIBIT (E)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         DISCOVER CARD MASTER TRUST I
                       Series 1996-2 Monthly Statement

                    Class A Certificate CUSIP # 25466KAW9
                    Class B Certificate CUSIP # 25466KAX7

Distribution Date: February 15, 2002        Month Ending: January 31, 2002

Pursuant to the Series Supplement dated as of January 29, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

 1. Payments to investors in Series 1996-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
    ---------------------------------------------------------------------------------------------------------------

           Series 1996-2                                         Total                     Interest                   Principal
                                                                 -----                     --------                   ---------
            Class A  31 days at    2.04000000%            $1.756666667                 $1.756666667                $0.000000000

            Class B  31 days at    2.18000000%            $1.877222234                 $1.877222234                $0.000000000


 2. Principal Receivables at the end of January, 2002
    -------------------------------------------------
    (a) Aggregate Investor Interest                                                                         $29,623,631,597.74

        Seller Interest                                                                                      $5,049,819,445.89

        Total Master Trust                                                                                  $34,673,451,043.63

    (b) Group One Investor Interest                                                                         $29,623,631,597.74

    (c) Series 1996-2 Investor Interest                                                                        $947,369,000.00

    (d) Class A Investor Interest                                                                              $900,000,000.00

        Class B Investor Interest                                                                               $47,369,000.00

 3. Allocation of Receivables Collected During January, 2002
    --------------------------------------------------------
                                                                                                                 Yield Collections /
                                                     Finance Charge Collections          Principal Collections    Additional Funds
                                                     --------------------------          ---------------------    ----------------
    (a) Allocation of Collections between Investors and Seller:

        Aggregate Investor Allocation                           $431,871,503.51               $5,050,702,196.15             $0.00

        Seller Allocation                                        $81,155,177.85                 $949,103,218.70             $0.00

    (b) Group One Allocation                                    $431,871,503.51               $5,050,702,196.15             $0.00

    (c) Series  1996-2 Allocation                                $13,543,391.36                 $158,388,863.15             $0.00

    (d) Class A Allocation                                       $12,866,196.14                 $150,469,120.00             $0.00

        Class B Allocation                                          $677,195.22                   $7,919,743.15             $0.00

    (e) Principal Collections as a monthly percentage of Master Trust Receivables
        at the beginning of January, 2002                                                                16.49%

    (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
        at the beginning of January, 2002                                                                 1.41%

    (g) Total Collections as a monthly percentage of Master Trust Receivables
        at the beginning of January, 2002                                                                17.90%

 4. Information Concerning the Series Principal Funding Account ("SPFA")
    --------------------------------------------------------------------

                                      Deposits into the SPFA            Deficit Amount                     SPFA         Investment
                                     on this Distribution Date    on this Distribution Date               Balance         Income
                                     -------------------------    -------------------------               -------         ------
      Series 1996-2                              $0.00                        $0.00                        $0.00          $0.00


 5. Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                                        Amount Paid on this             Deficit Amount on this         Total Payments through this
                                         Distribution Date                 Distribution Date                 Distribution Date
                                         -----------------                 -----------------                 -----------------
      Series 1996-2                              $0.00                             $0.00                             $0.00

 6. Information Concerning the Series Interest Funding Account ("SIFA")
    -------------------------------------------------------------------
                                                                                       Deposits into the SIFA               SIFA
                                                                                     on this Distribution Date            Balance
                                                                                     -------------------------            -------
      Series 1996-2                                                                            $1,669,922.14                $0.00

 7. Pool Factors for January, 2002
    ------------------------------
     Class A                                                                                                          1.00000000

     Class B                                                                                                          1.00000000

 8. Investor Charged-Off Amount
    ---------------------------
                                                                                                              Cumulative Investor
                                                                                      January, 2002            Charged-Off Amount
                                                                                      -------------            ------------------
    (a) Group One                                                                   $187,644,297.34                         $0.00

    (b) Series 1996-2                                                                 $5,884,482.15                         $0.00

    (c) Class A                                                                       $5,590,246.90                         $0.00

        Class B                                                                         $294,235.25                         $0.00

    (d) As an annualized percentage of
        Principal Receivables at the
        beginning of January, 2002                                                            7.45%                           N/A

 9. Investor Losses for January, 2002
    ---------------------------------
                                                                                                         Per $1,000 of Initial
                                                                                       Total            Series Investor Interest
                                                                                       -----            ------------------------
    (a) Group One                                                                      $0.00                          $0.00

    (b) Series 1996-2                                                                  $0.00                          $0.00

    (c) Class A                                                                        $0.00                          $0.00

        Class B                                                                        $0.00                          $0.00

 10. Reimbursement of Investor Losses for January, 2002
     --------------------------------------------------

                                                                                                          Per $1,000 of Initial
                                                                                       Total            Series Investor Interest
                                                                                       -----            -------------------------
     (a) Group One                                                                     $0.00                       $0.00

     (b) Series 1996-2                                                                 $0.00                       $0.00

     (c) Class A                                                                       $0.00                       $0.00

         Class B                                                                       $0.00                       $0.00

 11. Aggregate Amount of Unreimbursed Investor Losses for January, 2002
     ------------------------------------------------------------------

                                                                                                         Per $1,000 of Initial
                                                                                       Total            Series Investor Interest
                                                                                       -----            ------------------------
     (a) Group One                                                                     $0.00                        $0.00

     (b) Series 1996-2                                                                 $0.00                        $0.00

     (c) Class A                                                                       $0.00                        $0.00

         Class B                                                                       $0.00                        $0.00

 12. Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
     (a) Group One                                                                                             $50,348,948.92

     (b) Series 1996-2                                                                                          $1,578,948.33

     (c) Class A                                                                                                $1,500,000.00

         Class B                                                                                                   $78,948.33

 13. Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------


                                                                                                          As a Percentage of
                                                                                      Total             Class A Invested Amount
                                                                                      -----             -----------------------
     Series 1996-2, Class B                                                      $104,210,590.00                     11.5790%

 14. Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                                                       Shared Amount            Class B Amount
                                                                                       -------------            --------------
     (a) Maximum Amount on this Distribution Date                                              $0.00            $56,842,140.00

     (b) Available Amount on this Distribution Date                                            $0.00            $56,842,140.00

     (c) Amount of unreimbursed Drawings on Credit
         Enhancement on this Distribution Date                                                 $0.00                     $0.00

     (d) Credit Enhancement Fee on this Distribution Date                                                            35,860.01

 15. Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of January, 2002                                      $35,170,443,601.73


                                                                        Delinquent Amount               Percentage of Ending
      Payment Status                                                      Ending Balance               Receivables Outstanding
      --------------                                                      --------------               -----------------------
      30-59 Days                                                         $832,789,527.33                        2.37%

      60-179 Days                                                      $1,752,738,922.25                        4.98%

 16. Excess Spread Percentages on this Distribution Date (1)
     ---------------------------------------------------
     (a) Group One             (2)                                                                              4.66%

     (b) Series 1996-2         (3)                                                                              5.54%

 17. Net Charge-Offs on this Distribution Date   (4)
     -----------------------------------------
     Charge-offs net of recoveries as an annualized percentage of Principal Receivables
     at the beginning of January, 2002                                                                           6.75%


                                              U.S. Bank National Association
                                              as Trustee

                                           BY:
                                              --------------------------
                                              Vice President

---------------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
    (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item 6), (ii) the monthly servicing fee for each Class of this Series (see
    Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and
    (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                       Series 1996-2 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

    The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of January 29, 1996 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 1996-2 Master Trust Certificates for the Distribution Date occurring on February 15, 2002:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing
    Agreement.

 2. The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3. The aggregate amount of Collections processed during January, 2002
    is equal to                                                                                                 $6,512,832,096.21

 4. The aggregate amount of Class A Principal Collections processed during January, 2002
    is equal to                                                                                                   $150,469,120.00

 5. The aggregate amount of Class A Finance Charge Collections processed during January, 2002
    is equal to                                                                                                    $12,866,196.14

 6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections
        during January, 2002 is equal to                                                                                    $0.00

    (b) The aggregate amount of Class A Additional Funds for this Distribution date is equal to                             $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall is equal to                                                   $0.00

    (b) with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                      $0.00

    (c) with respect to the Class A Investor Interest is equal to                                                           $0.00

 8. The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is
    equal to                                                                                                        $1,581,000.00

 9. The aggregate amount of Class B Principal Collections processed during January, 2002
    is equal to                                                                                                     $7,919,743.15

10. The aggregate amount of Class B Finance Charge Collections processed during January, 2002
    is equal to                                                                                                       $677,195.22

11. (a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections
        during January, 2002 is equal to                                                                                    $0.00

    (b) The aggregate amount of Class B Additional Funds for this Distribution date is equal to                             $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class B Required Amount Shortfall is equal to                                                   $0.00

    (b) with respect to the Class B Cumulative Investor Charged-Off Amount is equal to                                      $0.00

    (c) with respect to the Class B Investor Interest is equal to                                                           $0.00

13. The sum of all amounts payable to the Class B Certificateholders on the current Distribution Date is
    equal to                                                                                                           $88,922.14

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the
    Series Supplement.


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of February, 2002.

 Series 1996-2                  DISCOVER BANK
                                as Master Servicer

                                By:
                                   -----------------------------------------
                                Vice President, Chief Accounting Officer and
                                Treasurer

                                       2